Exhibit 10(e)
Handelsbanken
Bristol Queen Square

The Directors
Western Power Distribution (South West) plc
Avonbank
Feeder Road
Bristol
BS2 0TB

Date: 20th February 2018

Dear Sirs

In accordance with arrangements recently agreed between us, we hereby set out in this letter (the "Facility Letter") the terms and conditions upon which we, Svenska Handelsbanken AB (publ) (the "Bank"), are prepared to make available an uncommitted bond/guarantee/standby letter of credit issuance facility (the "Facility") to you, Western Power Distribution (South West) plc Company Number 2366894 (the "Borrower"). This Facility Letter is open for acceptance within 30 days of the date hereof or such later date as the Bank shall agree after which it shall expire.

The principal terms on which the Facility is made available are set out in Clause 1.1, subject to the terms and conditions contained in the remainder of this Facility Letter.

1.1	Outline Terms

• Bond:
Any bid or tender bond, advance payment bond, performance bond or other bond issued or to be issued by the Bank under this Facility Letter at the request of the Borrower (each a "Bond" and together the "Bonds") provided that no Credit Substitute Bond shall be issued under this Facility Letter.

• Currency Adjustment Limit:	110% of the Limit.
• Foreign Currency:	The Euro and any other currency which is freely convertible and transferable into Sterling and readily available in the London Interbank Market.

Svenska Handelsbanken AB (publ)	Telephone 0117 302 0080
66 Queen Square	Fax 0117 302 0077
Bristol	www.handelsbanken.co.uk/bristolqueensquare
BS1 4JP	SWIFT HANDGB22

Handelsbanken is the trading name of Svenska Handelsbanken AB (publ). Registered Office: Svenska Handelsbanken AB (publ), 3 Thomas More Square, London, E1W 1WY. Registered in England and Wales No, BR 000589. Incorporated in Sweden with limited liability. Registered in Sweden No, 502007-7862. Head Office in Stockholm. Authorised by the Swedish Financial Supervisory Authority (Finansinspektionen) and the Prudential Regulation Authority and subject to limited regulation by the Financial Conduct Authority and Prudential Regulation Authority. Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority are available from us on request.

• Guarantee:
Any guarantee issued or to be issued by the Bank under this Facility Letter at the request of a Borrower (each a "Guarantee" and together the "Guarantees") provided that no Credit Substitute Guarantee shall be issued under this Facility Letter.

• Limit	£5,000,000. 00 (five million pounds sterling)
• Review Date:	On or around 31st August annually.
• Standby Letter of Credit:
Any standby letter of credit issued or to be issued under the Facility and subject to either terms of (i) Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No 600 as amended by any subsequent revision or (ii) International Standby Procedures ISP98 International Chamber of Commerce Publication No 590 as amended by any subsequent revision (each a "Standby Letter of Credit" and together the "Standby Letters of Credit") provided that no Credit Substitute Standby Letter of Credit shall be issued under this Facility Letter.

1.2	Definitions and Interpretation

Unless defined elsewhere the definitions which shall apply to the Facility Letter are contained in Schedule 2.

2	The Facility

2.1	The Borrower has requested and the Bank has agreed to issue Instruments pursuant to the terms and conditions of this Facility Letter in Sterling and/or Foreign Currency.

2.2	Furthermore the Borrower undertakes not to use the Facility for any purpose or in any manner that would result in a breach by it, or any other person, of any provision of the Bribery Act 2010.

3	Conditions Precedent

3.1
The Facility shall be available for use by the Borrower only when the Bank (i) shall have received, to its satisfaction as to their form and substance, the documents and evidence set out in Schedule 1 and (ii) is satisfied that the other conditions detailed in Schedule 1 have been satisfied. The Bank shall confirm to the Borrower in writing when it is so satisfied.

3.2
The Conditions Precedent set out in Schedule 1 are for the sole benefit of the Bank, and the Bank may in its sole and absolute discretion make the Facility, or a part thereof, available notwithstanding that one or more of such conditions have not been fulfilled on terms that such condition or conditions shall be fulfilled within such period or periods thereafter as the Bank shall determine unless the Bank shall otherwise agree to waive such condition or conditions in its sole and absolute discretion.

4	Utilisation, Availability and Termination

4.1	Utilisation of the Facility ("Facility Utilisation") will be calculated as the Maximum Liability of all Instruments issued and in the course of being issued.

The Sterling equivalent of any Foreign Currency amount shall be used for this purpose and shall be calculated by reference to the BankRate of Exchange on the day of such calculation.

4.2	The Facility Utilisation at any time shall not exceed the Limit and the Bank is not obliged to allow or continue to allow any utilisation in excess of the Limit.

4.3
The Facility is uncommitted and shall remain available to the Borrower until further notice but shall be subject to cancellation at any time by either the Bank or the Borrower giving written notice to the other. In the event of such cancellation no further Instruments will be issued and all sums outstanding hereunder shall become due and payable to the Bank in accordance with the provisions of Clause 16 within three Business Days of the date of such demand.

4.4	The Bank shall review the Facility on each Review Date and may contact you to discuss your future requirements. Whenever we review the Facility, we may charge you a renewal fee.

4.5
Notwithstanding any other provisions of this Facility Letter if the Facility is cancelled or repayment of any part thereof is demanded, the Bank shall be entitled at the cost and expense of the Borrower to convert the Foreign Currency utilisation of the Facility into Sterling and the Borrower shall be obliged to repay all such sums in Sterling. The Bank Rate of Exchange shall be used in relation to such conversion.

5	Instruments

5.1	Subject to the prior satisfaction of the Conditions Precedent, and the Bank’s agreement, the Borrower may request the Bank in writing to issue an Instrument each of which shall:-

5.1.1	be valid for a period not exceeding 2 years or such other period as the Bank may agree from time to time; and

5.1.2	only be issued where the Bank has been provided with such further supporting documentation as the Bank may at its sole discretion require.

The Bank reserves the right, in any event, to decline to issue any Instrument.

5.2	The Bank's Maximum Liability under an Instrument shall be treated as reduced for the purposes of this Facility Letter only when and to the extent that:

5.2.1	the Bank has received written confirmation from the beneficiary of the Instrument or the correspondent bank issuing such Instrument of the amount of such reduction; or

5.2.2	the Bank has made a payment under the Instrument and the terms of the Instrument allow for the Bank's Maximum Liability thereunder to be irrevocably reduced by the amount of any such payment; or

5.2.3	the Bank is otherwise satisfied that its Maximum Liability under the Instrument has been irrevocably reduced.

5.3	The Bank's Maximum Liability under an Instrument shall be treated as extinguished for the purposes of this Facility Letter only when and to the extent that:‑

5.3.1
the Bank has received written confirmation from the beneficiary of the Instrument or the correspondent bank issuing such Instrument that the Bank's Maximum Liability under the Instrument has been extinguished and/or the Instrument is returned to the Bank; or

5.3.2	the Bank has settled its Maximum Liability under the Instrument in full; or

5.3.3	the Bank is otherwise satisfied that its Maximum Liability under the Instrument has been extinguished.

6	Fees

6.1
The Borrower shall pay any Bond, Guarantee and Standby Letter of Credit transactional fees as detailed in the Bond, Guarantee and Standby Letter of Credit tariff agreed between the Borrower and the Bank. The Borrower will be notified of any variation to the tariff by the Bank giving 30 day’s notice in writing.

6.2
The Borrower will pay to the Bank quarterly in advance and commencing on the date of issue of the relevant Instrument an amount equal to the Risk Fee calculated on the Maximum Liability of such Instrument for such quarterly period or part thereof together with fees payable under any Bond, Guarantee and Standby Letter of Credit tariff as may be agreed between the Borrower and the Bank from time to time.

6.3
The Risk Fee on each Instrument shall be paid in Sterling. The Risk Fee on an Instrument denominated in Foreign Currency shall be calculated by reference to the Bank Rate of Exchange for the relevant Foreign Currency against Sterling.

6.4	Where an Instrument is issued by a correspondent bank such charges and commission charged by such correspondent bank shall be paid by the Borrower within three Business Days of demand by the Bank.

7	Indemnity

7.1
In consideration of the Bank issuing Instruments and such documentation as may be entered into pursuant to such Instruments (all as referred to and/or as defined elsewhere herein and referred to below as the “said obligations”), the Borrower hereby:-

7.1.1
irrevocably authorises the Bank to make any payment and comply with any demand which may be claimed from or made upon it under the terms of each and any of the said obligations without any reference to or further authority from the Borrower and without enquiry into the justification therefor or validity thereof and the Borrower agrees that any payment which the Bank shall make in accordance or purporting to be in accordance with any of the said obligations shall be binding upon the Borrower and shall be accepted by the Borrower as conclusive evidence that the Bank was liable to make such payment with such demand;

7.1.2
agrees that the Bank may without the knowledge or consent of the Borrower determine, renew, reduce, increase or vary in any respect the terms of the said obligations or compound with or grant time or other indulgence to or for any other person whatsoever or deal with, exchange, release, modify or abstain from perfecting or enforcing any security or other guarantee or right which the Bank now has or may hereafter have against the Borrower or any such other person, and this indemnity shall not be discharged nor shall the liability of the Borrower under it be impaired or discharged by any of those matters;

7.1.3
agrees and undertakes at all times hereafter to well and sufficiently indemnify the Bank and keep the Bank indemnified from and against all payments made under each and any of the said obligations, all claims made upon by the Bank under the terms of any Instrument and against all actions, suits, proceedings, claims, demands, liabilities, losses, costs, charges, damages and expenses whatsoever in relation to or arising out of each and any of the said obligations and to pay or reimburse to the Bank within three Business Days of demand an amount equal to the amount of any claim made upon the Bank under the terms of any Instrument and all payments, losses, costs, and expenses made, suffered or incurred by it under each and any of the said obligations or in consequence thereof or arising therefrom;

7.1.4
irrevocably authorises the Bank (without prejudice to any other right the Bank may have) to (i) debit to an account in the name of the Borrower or to any of their accounts with the Bank all such payments, losses, costs and expenses whether such account or accounts is or are overdrawn or may become overdrawn by reason of any such debit; (ii) open, in the Borrower’s name, such accounts as the Bank shall see fit; and (iii) carry out, at the Borrower’s expense, any foreign exchange transactions as may be necessary to enable the Bank to debit an account notwithstanding that the payments owing under the Instrument may have been in a Foreign Currency; and

7.1.5	agrees that its obligations under this Clause 7:-

(i)	shall be unconditional and are and will remain in full force and effect by way of continuing indemnity until full and irrevocable discharge of all the said obligations;

(ii)
are additional to, and not in substitution for, any security, guarantees, other indemnities or rights of subrogation at any time existing in favour of the Bank, whether granted by the Borrower or any other person, and are cumulative and not exclusive of any rights or remedies provided by law; and

(iii)
shall not be affected by (1) any invalidity, illegality, irregularity or unenforceability of or defect in any provision of this Facility Letter, (2) any time, indulgence, waiver or consent at any time given to the Borrower or any other person, (3) any amendment to this Facility Letter, (4) the enforcement or absence of enforcement of any claim against the Borrower or of any other security, guarantee or indemnity, (5) the release of any such claim, security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Borrower or (7) any other matter or thing whatsoever which might affect the Borrower’s obligations under this Facility Letter, except for full and irrevocable payment and discharge of all the obligations of the Borrower to the Bank in respect of all the said obligations.

7.2
The obligations of the Borrower under this Clause 7 shall survive the payment in full of the liabilities of the Bank under the said obligations and shall only terminate when the Instrument and/or other documents evidencing the said obligations, if applicable, are returned to the Bank marked "cancelled" (or other similar wording acceptable to the Bank) or the Bank is satisfied that it has no further liabilities in respect thereof. The Borrower agrees to use all reasonable endeavours to procure the return to the Bank of the Instrument and any other documents evidencing the said obligations, upon expiry or payment in full by the Bank of all sums payable thereunder.

7.3
This indemnity shall constitute and be a continuing security to the Bank for as long as any liabilities shall remain upon the Bank in respect of the said obligations and shall extend to any and all extensions, renewals or replacements thereof. The Bank's certificate in respect of any amounts called for shall be final and conclusive, save for manifest error.

8	Increased Costs, Default Interest and Currency Adjustment Limit

8.1
The Borrower shall, within three Business Days of a demand by the Bank, pay the Bank the amount of any Increased Costs incurred by the Bank as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation or directive (whether or not having the force of law) or (ii) compliance with any law, regulation or directive (whether or not having the force of law) made after the date of this Facility Letter.

8.2	In this Facility Letter "Increased Costs" means:

8.2.1	a reduction in the rate of return from the Facility or on the Bank’s overall capital;

8.2.2	an additional or increased cost; or

8.2.3	a reduction of any amount due and payable under this Facility Letter,

which is incurred or suffered by the Bank to the extent that it is attributable to the Bank having entered into this Facility Letter or funding or performing its obligations under this Facility Letter.

8.3
The Bank prior to making a claim pursuant to Clause 8.1 above shall notify the Borrower of the event giving rise to the claim and shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

8.4
If the Borrower shall fail to pay any sum due hereunder or under the judgement of any court in connection herewith on the due date therefor, then as a separate obligation the Borrower shall pay to the Bank interest at the Default Rate on any such sum due to the Bank up to the date on which such sum is repaid and any other amounts outstanding under this Facility Letter have been paid in full. Interest shall be payable at the rate both before and after demand, court decree or judgment on such dates advised by the Bank to the Borrower any such interest which is not paid when due shall be added to the overdue sum and itself bear interest accordingly.

8.5	Currency Adjustments
In the event that the Facility is utilised in a Foreign Currency the Bank will, from time to time, calculate the Sterling equivalent of the sums outstanding under the Facility on the basis of the Bank Rate of Exchange on the day of such calculation. In the event that the Sterling equivalent of the sums outstanding under the Facility exceeds the Currency Adjustment Limit then the Borrower shall deposit with the Bank, on the Bank’s first demand, such sums as the Bank shall require (to be held in a blocked account in the name of the Borrower maintained with the Bank) to reduce the Sterling equivalent of the Bank’s Maximum Liability under the Facility to within the Limit when such deposit is deducted from the Bank’s Maximum Liability.

8.6	The Bank's certificate as to the amounts due pursuant to this Clause 8 shall be final and conclusive, save for manifest error.

9	Financial Information

The Borrower shall forthwith provide to the Bank such financial information as the Bank may request from time to time including, but not limited to the Financial Statements of the Borrower within 180 days of the end of each financial year.

10	Payments, Calculations and Tax Indemnity

10.1	All interest shall accrue from day to day and be calculated on the basis of the actual number of days elapsed within a year of 365 days or 360 days as appropriate dependent upon the currency.

10.2
All sums payable by the Borrower to the Bank shall be paid without deduction for or on account of any set-off or counter-claim and free and clear of any deduction or withholding of any nature (including taxation) unless such a deduction or withholding is required by law.

10.3
If any amount is required by law to be deducted or withheld from any sum payable hereunder then the Borrower shall pay such an additional amount as will ensure that, after the making of such deduction or withholding, the Bank shall receive a net sum equal to the sums which the Bank would have received had no such deduction or withholding been required to be made.

10.4
If it becomes necessary to convert into another currency any amount due by the Borrower hereunder or under any Instrument the Borrower undertakes as an independent obligation to pay such additional amounts as may be necessary to ensure that the total amount paid in the second currency when converted at the Bank Rate of Exchange on the date of payment to the Bank will produce the amount then due from the Borrower to the Bank in the original currency.

10.5
The Borrower shall (within three Business Days of demand by the Bank) pay to the Bank an amount equal to the loss, liability or cost which the Bank determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Bank in respect of the Facility Letter.

10.6	Clause 10.5 above shall not apply:

10.6.1
with respect to any Tax assessed on the Bank under the law of the jurisdiction in which the Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Bank is treated as resident for tax purposes, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Bank; or

10.6.2	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 10.3.

10.7
If the Bank makes (or intends to make) a claim under Clause 10.5 above, it shall notify the Borrower as soon as is reasonably practicable of the event which has caused (or will cause) that claim, however, the Bank’s entitlement to exercise its rights under Clause 10.5 above is not conditional on such notification being made in accordance with this Clause 10.7.

10.8	For the purposes of Clauses 10.5 and 10.6:

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

11	Security

The Facility will be secured by any security which the Bank may in the future obtain in accordance with Clause 8.5 and Clause 16.2

12	Set-Off

12.1
In addition to any other rights to which it may be entitled, the Bank may retain, set off or appropriate any credit balances in name of the Borrower (whether current or not yet due) against any of the Borrower's obligations to the Bank under this Facility Letter that are overdue from time to time. The Bank may exercise any of these rights without prior notice both before and after demand and in so doing may convert to Sterling at the Bank Rate of Exchange any balance which is in a currency other than Sterling.

12.2
Nothing expressed or implied in this Facility Letter or any other document in connection herewith shall be regarded as in any way negating or affecting any right which the Bank may have under applicable law to apply any credit balances to which the Borrower is entitled on any account of the Borrower in or towards satisfaction of any sum due from the Borrower hereunder.

13	Remedies, Waivers, Amendments and Consents

13.1
No failure on the part of the Bank to exercise, and no delay on its part in exercising, any right or remedy under this Facility Letter will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Facility Letter are cumulative and not exclusive of any rights or remedies provided by law or otherwise.

13.2
Save to the extent expressly provided to the contrary in this Facility Letter a person who is not a party to this Facility Letter may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

14	Assignment and Transferability

14.1	The Borrower may not assign, transfer or otherwise dispose of all or any part of its rights, benefits or obligations under this Facility Letter.

14.2
The Bank may at any time assign, novate or transfer all or any part of its rights, benefits and obligations under this Facility Letter or grant participations therein to any one or more banks or financial institutions and the Borrower and any other party to this Facility Letter hereby agrees to execute any documents required to enable the Bank so to do (provided that the Borrower and any such other party shall neither be required thereby to pay any greater amount to satisfy its obligations hereunder nor be responsible for any legal or statutory costs or duties arising therefrom) and the Borrower and any other party to this Facility Letter further agrees that the Bank may disclose any information to any such bank or financial institution for said purpose.

15	Severance

If at any time any one or more of the provisions of this Facility Letter is or becomes invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not thereby be affected, reduced or impaired in any way.

16	Cash Cover

16.1
In the event that the availability of the Facility is cancelled or terminated the Bank may, at its sole discretion, and without prejudice to the other provisions in this Facility Letter call on the Borrower to deposit with and the Borrower will pay to the Bank an amount up to the aggregate Maximum Liability of all Instruments issued under the Facility, together with any fees due. In the absence of such funds being provided the Bank shall be entitled at its discretion to obtain payment by debiting the amount to an account of the Borrower with the Bank.

16.2
If the Bank requires, at its sole discretion, any amount paid to the Bank pursuant to this Clause and/or Clause 8.5 will be charged to the Bank as security against any claims made upon the Bank under the Instruments, the Borrower undertakes to promptly and in any event within 3 Business days of receiving the Banks preferred form of security, grant or cause to be granted to the Bank security in the Bank's preferred form over such amounts.

16.3
Any sums deposited with or charged to the Bank in terms of this Clause and Clause 8.5 shall be held in an interest-bearing account and may be applied by the Bank, at its sole discretion, against any claims made upon the Bank under any Instrument.

17	Costs and Expenses

17.1
The Borrower agrees that the costs and expenses, including legal fees, disbursements registration fees and value added tax thereon, incurred by the Bank in connection with the preparation, negotiation, execution and registration of this Facility Letter and any other documents required in connection with the Facility shall be for the Borrower's account and the Borrower hereby indemnifies the Bank in respect of payment thereof.

17.2
The Borrower further undertakes to reimburse and indemnify the Bank for any and all costs, interest, charges and expenses incurred by the Bank, as well after as before judgement, in connection with preserving, enforcing or seeking to preserve or enforce its rights in respect of this Facility Letter or any amendment thereto, or in connection with the granting of any approvals or consents hereunder or thereunder.

18	Notices

18.1
Each notice or other communication to be given under this Facility Letter shall be given in writing in English and, unless otherwise provided, shall be made by hand, fax or letter. For the avoidance of doubt, notices shall not be validly served by e-mail and any payment instructions may not be served by facsimile, unless the Borrower adopts the Bank’s security procedures.

Any notice or other communication to be given by one party to another under this Facility Letter shall (unless one party has by no less than 5 Business Days' notice to the other party specified another address) be given:-

18.1.1	in the case of the Borrower to its registered office; and

18.1.2	in the case of the Bank to the address detailed above.

18.2	Any notice or other communication given by any party shall be deemed to have been received:

18.2.1	in the case of a notice given by hand, at the time of day of actual delivery; or

18.2.2	if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which it is transmitted; or

18.2.3	if posted, by 10 am on the second Business Day following the day on which it was despatched by first class mail postage prepaid,

provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

19	Governing Law

This Facility Letter shall be governed by and construed in accordance with the laws of England and Wales.

If you are in agreement with the aforesaid provisions, please sign and return the enclosed copy of this Facility Letter, as your acceptance of the terms and conditions set out herein.

Yours faithfully

For and on behalf of
SVENSKA HANDELSBANKEN AB (publ)

Authorised Signatory	Authorised Signatory

The Borrower hereby confirms and accepts the above mentioned terms and conditions contained in this Facility Letter and the following Schedules.

The Borrower

Signed for and on behalf of the Borrower
with the full authority of the Board of Directors

.	Director

.	Director/Secretary

.Date

Schedule 1 – Conditions Precedent

1	A copy of this Facility Letter signed by duly authorised officials accepting on behalf of the Borrower or the terms and conditions set out herein;

2
A Bank Mandate duly completed by or on behalf of the Borrower, together with such other documents as the Bank shall require to complete its account opening formalities and to ensure compliance with money laundering obligations;

3	A copy of the Borrower’s Certificate of Incorporation;

4
A copy certified as true and accurate by a Director or the Secretary of the Borrower of a resolution authorising the appropriate officials to act on behalf of and to bind the Borrower in the acceptance of the terms and conditions of this Facility Letter, the execution of this Facility Letter and any other necessary supporting documents ancillary thereto and negotiate any utilisation under this Facility on behalf of the Borrower.

Schedule 2 – Definitions and Interpretation

"Bank Rate of Exchange" means the Bank’s rate of exchange for the purchase of the relevant Foreign Currency with Sterling, or as the case may be, the purchase of Sterling with the relevant Foreign Currency, on a particular day, or at a particular time, as such rate may be adjusted to reflect any minor operational or administrative processes within the Bank at the time the rate is required to be calculated.

"Business Day" means:-

(a)	for the purposes of rate fixing/drawing/payments in relation to Euros a TARGET Day; and

(b)
for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in London and, in the case of a Foreign Currency, in the principal financial centre for that Foreign Currency.

"Credit Substitute Bond" means a bond which in the opinion of the Bank has the characteristics of a credit substitute including but not limited to a bond related to the payment or repayment of financial indebtedness.

"Credit Substitute Guarantee" means a guarantee which in the opinion of the Bank has the characteristics of a credit substitute including but not limited to a guarantee related to the payment or repayment of financial indebtedness.

"Credit Substitute Standby Letter of Credit" means a standby letter of credit which in the opinion of the Bank has the characteristics of a credit substitute including but not limited to a standby letter of credit related to the payment or repayment of financial indebtedness.

"Currency Adjustment Limit" means the currency adjustment limit set out in Clause 1.1.

"Default Rate" means the aggregate of (i) the Bank's default interest margin in force from time to time, currently 2% per annum and (ii) the cost to the Bank of funding that sum during that period by whatever means it considers appropriate.

"Euro" and "€" means the single currency adopted or to be adopted by participating member states under the Treaty establishing the European Union.

"Financial Statements" means audited annual profit and loss account, balance sheet and cash flow statement for each financial year (consolidated for each financial year during which any relevant corporate body has a subsidiary) together with related directors' or members’ reports (as appropriate) and auditors' reports and the notes attached thereto.

"Foreign Currency" means the foreign currencies as set out in Clause 1.1.

"Instruments" means Bonds and/or Guarantees and/or Standby Letters of Credit, and each an "Instrument".

"Limit" means the amount of the Facility set out in Clause 1.1.

"Maximum Liability" means in respect of the Instruments the maximum amount that may become payable by the Bank to the beneficiary under it (whether present or future, actual or contingent) or the correspondent bank issuing such Instrument;

"Risk Fee" means the risk fee as detailed in the tariff agreed between the Borrower and the Bank from time to time.

"Sterling" and the sign "£" mean the lawful currency of the United Kingdom.

"TARGET2" means the Trans-European Automated Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in Euros.

Interpretation

Any reference in this Facility Letter to:

(a)
statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation.

(b)	"including" shall not be construed as limiting the generality of the words preceding it.

(c)	any clause, paragraph or schedule shall be construed as a reference to the clauses in this Facility Letter, the schedules to this Facility Letter and the paragraphs in such schedules.

(d)
the singular shall include the plural and vice versa and words denoting any gender shall include all genders and if any party to this Facility Letter constitutes more than one person all covenants, conditions and obligations shall be deemed to be given by all such parties on a joint and several basis unless this Facility Letter specifically provides otherwise.

(e)
this Facility Letter and to any provisions of it or to any other document referred to in this Facility Letter shall be construed as references to it in force for the time being and as amended, varied, supplemented, restated, substituted or novated from time to time.

(f)
a person is to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity.

(g)	any person is to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect.

(h)	any word or phrase includes all derivations thereof.

(i)
a matter being in the opinion of the Bank or at the Bank's discretion shall be in the sole opinion of the Bank taking into consideration the Bank's interests hereunder and in the case of the Bank's discretion it shall be at the Bank's sole unfettered discretion without taking into consideration other party's interests.

Clause headings are for ease of reference only and are not to affect the interpretation of this Facility Letter.

Schedule 3 – Suggested Extract for Minutes

Resolution re Facility Letter

Extract from the Minutes of a Meeting of the Directors

of Western Power Distribution (South West) plc (the 'Company')

"After due consideration of all the circumstances and on being satisfied that it is for the benefit of the Company and in the interests of the Company for the purpose of carrying on its business the Company agreed to enter into the Facility Letter in the form now produced (the "Letter").

It was resolved that the Letter be executed for and on behalf of the Company either by a Director and its Secretary, or by two Directors.

I hereby certify that the foregoing is a true extract from the Minutes of a Meeting of [a committee of] the Directors at which (all appropriate interests having been declared) a quorum entitled to vote was present duly held on the day of 20 and that a true copy of the Letter has been retained by the Company.

Secretary